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                                                                     EXHIBIT 4.3

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of March 24, 2000, by and between Telocity, Inc., a California corporation ("Telocity California"), and Telocity Delaware, Inc., a Delaware corporation ("Telocity Delaware").

                                   WITNESSETH:

     WHEREAS, Telocity Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Telocity California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Telocity Delaware has authority to issue 250,000,000 shares of Common Stock, par value $0.001 per share (the "Telocity Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by Telocity California and 64,701,478 shares of Preferred Stock, par value $0.001 per share (the "Telocity Delaware Preferred Stock), of which no shares are issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, Telocity California has authority to issue 90,000,000 shares of Common Stock (the "Telocity California Common Stock"), of which 22,136,250 shares are issued and outstanding, and 54,701,478 shares of Preferred Stock (the "Telocity California Preferred Stock"), of which 50,663,879 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for Telocity Delaware and Telocity California have determined that, for the purpose of effecting the reincorporation of Telocity California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Telocity California merge with and into Telocity Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of Telocity Delaware and Telocity California, the shareholders of Telocity California, and the sole stockholder of Telocity Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Telocity California and Telocity Delaware hereby agree to merge as follows:

     1. Merger. Telocity California shall be merged with and into Telocity Delaware, and Telocity Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2. Governing Documents. The Certificate of Incorporation of Telocity Delaware shall continue to be the Certificate of Incorporation of Telocity Delaware as the surviving Corporation.
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     The Bylaws of Telocity Delaware, in effect on the Effective Date, shall continue to be the Bylaws of Telocity Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3. Directors and Officers. The directors and officers of Telocity California shall become the directors and officers of Telocity Delaware upon the Effective Date and any committee of the Board of Directors of Telocity California shall become the members of such committees for Telocity Delaware.

     4. Succession. On the Effective Date, Telocity Delaware shall succeed to Telocity California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5. Further Assurances. From time to time, as and when required by Telocity Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Telocity California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Telocity Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Telocity California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Telocity Delaware are fully authorized in the name and on behalf of Telocity California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   Stock of Telocity California.

          a. Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Telocity California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Telocity Delaware Common Stock.

          b. Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of each series of Telocity California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Telocity Delaware Preferred Stock of an equivalent series.

          c. Fractional Shares. No fractional shares which a Telocity Delaware stockholder would otherwise be entitled to receive by reason of the exchange of Telocity California stock for Telocity Delaware stock shall be issued. In lieu of any fractional shares to which a holder would otherwise be entitled, Telocity Delaware shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the Effective Date as determined by the Board of Directors of Telocity Delaware and for the Preferred Stock, such fraction multiplied by the Conversion Prices as defined in Article FOURTH, subparagraph 4(a) of this Certificate of Incorporation.


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     7.   Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Telocity California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Telocity Delaware stock into which the shares of Telocity California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Telocity Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Telocity Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Telocity Delaware stock evidenced by such outstanding certificate as above provided.

     8. Options and Warrants. Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of Telocity California stock, including those options granted under the 1999 Stock Option Plan (the "Option Plan") of Telocity California, shall be converted into and become an option, warrant, or right to purchase the number of shares of Telocity Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Telocity California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plans and other agreements entered into by Telocity California pertaining to such options, warrants, or rights. A number of shares of Telocity Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Telocity California stock so reserved as of the Effective Date. As of the Effective Date, Telocity Delaware shall assume all obligations of Telocity California under agreements pertaining to such options, warrants, and rights, including the Option Plans, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9. Other Employee Benefit Plans. As of the Effective Date, Telocity Delaware hereby assumes all obligations of Telocity California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10. Outstanding Common Stock of Telocity Delaware. Forthwith upon the Effective Date, the One Hundred (100) shares of Telocity Delaware Common Stock presently issued and outstanding in the name of Telocity California shall be canceled and retired and resume the status of authorized and unissued shares of Telocity Delaware Common Stock, and no shares of Telocity Delaware Common Stock or other securities of Telocity Delaware shall be issued in respect thereof.

     11. Covenants of Telocity Delaware. Telocity Delaware covenants and agrees that it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Telocity California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Telocity Delaware. In connection therewith, Telocity Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations


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Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Telocity Delaware of all of the franchise tax liabilities of Telocity California.

     12. Amendment. At any time before or after approval and adoption by the stockholders of Telocity California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Telocity Delaware and Telocity California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Telocity California or Telocity Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Telocity Delaware and the shareholders of Telocity California.

     14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Telocity California and Telocity Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                       TELOCITY DELAWARE, INC., a Delaware
                                       corporation


                                       By: /s/ PATTI HART
                                       -----------------------------
                                       Patti Hart, President and CEO


                                       TELOCITY, INC., a California corporation

                                       By: /s/ PATTI HART
                                       -----------------------------
                                       Patti Hart, President and CEO


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                            CERTIFICATE OF SECRETARY

                                       OF

                             TELOCITY DELAWARE, INC.

                            (a Delaware corporation)

     I, Scott Martin, the Secretary of Telocity Delaware, Inc., a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated March 24, 2000.

     Executed effective on the 24th day of March, 2000.

                                       /s/ SCOTT MARTIN
                                       ----------------
                                       Scott Martin



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                           CERTIFICATE OF APPROVAL OF

                         AGREEMENT AND PLAN OF MERGER OF

                                 TELOCITY, INC.

                           (a California corporation)

     Patti Manuel-Hart and Scott Martin certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Telocity, Inc., a California corporation (the "Corporation").

     2. This Certificate is attached to the Agreement and Plan of Merger dated as of March 24, 2000, providing for the merger of the Corporation with and into a Delaware corporation.

     3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on January 4, 2000.

     4. The total number of outstanding shares of the Corporation entitled to vote on the merger was 22, 136,250 shares of Common Stock, 13,150,000 shares of Series A Preferred Stock, 13,181,818 shares of Series B Preferred Stock, and 24,332,061 shares of Series C Preferred Stock.

     5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock, and sixty percent (60%) of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a single class.

Dated: March 24, 2000.



                                       By: /s/ PATTI HART
                                       -----------------------------
                                       Patti Hart, President and CEO


                                       /s/ SCOTT MARTIN
                                       -----------------------------
                                       Scott Martin, Secretary


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     The undersigned, Patti Hart and Scott Martin, President and Secretary,
respectively, of Telocity, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at Cupertino, California, on March 24, 2000.

                                       By: /s/ PATTI HART
                                       -----------------------------
                                       Patti Hart, President and CEO


                                       /s/ SCOTT MARTIN
                                       -----------------------------
                                       Scott Martin, Secretary


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